Exhibit 99.1

American Software Reports Second Quarter of Fiscal Year 2022 Results

Return to Double-Digit Revenue Growth Driven by Continued Strong Growth in Subscription Fees

ATLANTA--(BUSINESS WIRE)--November 18, 2021--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the second quarter of fiscal year 2022.

Key Second Quarter Financial Highlights:

  Subscription fees were $10.4 million for the quarter ended October 31, 2021, a 49% increase compared to $7.0 million for the same period last year and software license revenues were up slightly to $0.8 million compared to $0.5 million for the same period last year.
  Cloud Services Annual Contract Value (ACV) increased approximately 44% to $42.5 million for the quarter ended October 31, 2021 compared to $29.6 million during the same period of the prior year.
  Total revenues for the quarter ended October 31, 2021 increased 12% to $31.2 million, compared to $27.9 million for the same period of the prior year.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were 63% of total revenues in the quarter ended October 31, 2021 compared to 62% in the same period of the prior year.
  Maintenance revenues for the quarter ended October 31, 2021 decreased 9% to $9.3 million compared to $10.2 million for the same period last year.
  Professional services and other revenues for the quarter ended October 31, 2021 increased 5% to $10.8 million compared to $10.2 million for the same period last year. For the Supply Chain business, professional services revenues for the quarter ended October 31, 2021 increased by 6% to $5.3 million when compared to $5.0 million in the same period prior year.
  Operating earnings for the quarter ended October 31, 2021 increased 326% to $2.7 million compared to $0.6 million for the same period last year.
  GAAP net earnings for the quarter ended October 31, 2021 increased 379% to $3.3 million or $0.10 per fully diluted share compared to $0.7 million or $0.02 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended October 31, 2021, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, increased 173% to $4.2 million or $0.12 per fully diluted share compared to $1.5 million or $0.05 per fully diluted share for the same period last year.
  EBITDA increased by 74% to $3.7 million for the quarter ended October 31, 2021 compared to $2.1 million for the same period last year.
  Adjusted EBITDA increased by 70% to $4.8 million for the quarter ended October 31, 2021 compared to $2.8 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income/(expense) & other, net, income tax expense/ (benefit) and non-cash stock-based compensation expense.

Key Fiscal 2022 Year to Date Financial Highlights:

  Subscription fees were $20.1 million for the six months ended October 31, 2021, a 51% increase compared to $13.3 million for the same period last year, while Software license revenues were $1.3 million compared to $1.2 million for the same period last year, reflecting our conversion to the SaaS engagement model.
  Total revenues for the six months ended October 31, 2021 increased 10% to $60.5 million compared to $55.2 million for the same period last year.
  Recurring revenue streams for Maintenance and Cloud Services were 64% of total revenues for the six-month period ended October 31, 2021 compared to 61% in the same period of the prior year.
  Maintenance revenues for the six months ended October 31, 2021 were $18.7 million, a 9% decrease compared to $20.5 million for the same period last year.
  Professional services and other revenues for the six months ended October 31, 2021 increased 1% to $20.3 million compared to $20.1 million for the same period last year.
  For the six months ended October 31, 2021, the Company reported operating earnings of approximately $4.5 million compared to $1.5 million for the same period last year, a 194% increase.
  GAAP net earnings were approximately $6.3 million or $0.18 per fully diluted share for the six months ended October 31, 2021, a 130% increase compared to $2.7 million or $0.08 per fully diluted share for the same period last year.
  Adjusted net earnings for the six months ended October 31, 2021, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, increased 81% to $7.8 million or $0.23 per fully diluted share, compared to $4.3 million or $0.13 per fully diluted share for the same period last year.
  EBITDA increased by 41% to $6.6 million for the six months ended October 31, 2021 compared to $4.7 million for the same period last year.
  Adjusted EBITDA increased 43% to $8.4 million for the six months ended October 31, 2021 compared to $5.9 million for the six months ended October 31, 2020. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax (benefit)/expense and non-cash stock-based compensation.

The overall financial condition of the Company remains strong, with cash and investments of approximately $111.3 million, an increase of approximately $16.7 million when compared to October 31, 2020, and no debt as of October 31, 2021. During the second quarter of fiscal year 2022, the Company paid shareholder dividends of approximately $3.7 million.

“Our second quarter of fiscal year 2022 is off to a solid start with two consecutive quarters of double-digit growth in our Supply Chain Management segment and a 44% increase in Cloud Services ACV when compared to the same period last year,” said Allan Dow, CEO and president of American Software. “Our backlog as measured by our Remaining Performance Obligations (RPO) increased 58% to $123 million in the second quarter when compared to last year, reflecting a new record for the company. As we head into our seasonally stronger second half, we expect to build upon our momentum as we execute against our growing pipeline and as enterprises increasingly adopt cloud-based supply chain transformation solutions.”

“This past quarter also emphasized that sustainability initiatives are becoming increasingly influential to consumers and, consequently, businesses. Many companies are evaluating their social and environmental initiatives and are finding that a majority of their impact can be traced back to their supply chain practices,” continued Dow. “This is driving companies of all sizes to lean on technology to measure their emissions and identify opportunities for improvement. We believe the future of supply chain sustainability is rooted in transparency, traceability and automation.”

Key Second quarter of fiscal year 2022 highlights:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the second quarter include: Diversey, Inc., Gerdau Ameristeel US, Inc., Griffith Foods Worldwide, Inc., Lacoste Operations, Lindsay Corporation, Sauer Brands, Inc, Stichd B.V., Whitebridge Pet Brands, LLC.
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following 6 countries: Belgium, Canada, France, Mexico, New Zealand, and United States.
  Logility, Inc. and Demand Management, Inc., wholly owned subsidiaries of the Company, were recognized as SupplyChainBrain’s 2021 100 Great Supply Chain Partners. The recognized companies are a select group of companies whose customers recognize them for providing outstanding solutions and services.
  During the quarter, Logility announced its ranking as the highest in the Digital Planning Use Case in the 2021 Gartner “Critical Capabilities for Supply Chain Planning Solutions” report. Logility’s Digital Supply Chain Platform offers support for a broad range of supply chain planning requirements, from sales and operations planning (S&OP) through manufacturing.
  Also during the quarter, Logility and Demand Management congratulated their customers who were recognized as Supply & Demand Chain Executive’s 2021 Women in Supply Chain. Customers recognized were Mandy McCain of Berry Global, Katherine Storer of Berlin Packaging, Stephanie Francis of ChemPoint, Michelle Wielemaker of Capral Australia and Mariam Belghith of Laboratories Philadelphia in Sfax, Tunisia (laboratories SIMED).

Company and Technology

  During the quarter, Logility announced its partnership with PricewaterhouseCoopers (PwC) to bring the latest innovation in supply chain technology and services to strengthen its local Brazilian market presence and enable digital transformation.
  Logility announced the partnership with Visus LLC to support analytics customers and their digital transformation journeys. The partnership leverages digital solutions using web and mobile technology to help drive value.
  Logility also announced its latest software release which supports corporate social responsibility and supply chain traceability goals. Logility 21.02 powers technology to ensure sustainable, ethical practices that support brand integrity and corporate responsibility.
  Also during the quarter, Logility announced the partnership with ArcherGrey to strengthen consulting and technology solutions for its customers. The partnership will support the evolving needs of customers in a rapidly changing supply chain environment.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entities, delivers an innovative technical platform with AI-powered capabilities for supply chain management and advanced retail planning that is accelerating digital supply chain optimization from product concept to customer availability. Logility, Inc. is helping large enterprise companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products and Red Wing Shoe Company. Demand Management, Inc. delivers affordable, easy-to-use supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. Customers of New Generation Computing, Inc. which are now serviced by Logility and Demand Management, include Brooks Brothers, Carter’s, Destination XL, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio delivered in the cloud includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about American Software, please visit www.amsoftware.com, call (626) 657-0013 or email kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes operating measures (ACV) and other non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business, as it reflects the Company’s current estimate of revenue to be generated under existing customer contracts in the forward 12-month period. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income/(expense) & other, net, and income tax (benefit)/expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax (benefit)/expense and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
Revenues:
Subscription fees	$10,361	$6,966	49%	$20,149	$13,329	51%
License fees	805	450	79%	1,297	1,237	5%
Professional services & other	10,779	10,242	5%	20,308	20,056	1%
Maintenance	9,266	10,223	(9%)	18,728	20,537	(9%)
Total Revenues	31,211	27,881	12%	60,482	55,159	10%

Cost of Revenues:
Subscription services	3,404	2,946	16%	6,628	5,705	16%
License fees	198	553	(64%)	357	1,228	(71%)
Professional services & other	7,477	7,624	(2%)	14,487	15,454	(6%)
Maintenance	1,746	1,941	(10%)	3,720	3,714	0%
Total Cost of Revenues	12,825	13,064	(2%)	25,192	26,101	(3%)
Gross Margin	18,386	14,817	24%	35,290	29,058	21%
Operating expenses:
Research and development	4,278	4,463	(4%)	8,702	8,803	(1%)
Less: capitalized development	-	(126)	(100%)	-	(371)	(100%)
Sales and marketing	5,892	5,429	9%	12,012	10,173	18%
General and administrative	5,476	4,367	25%	10,010	8,831	13%
Amortization of acquisition-related intangibles	53	53	0%	106	106	0%

Total Operating Expenses	15,699	14,186	11%	30,830	27,542	12%
Operating Earnings	2,687	631	326%	4,460	1,516	194%
Interest Income/(Expense) & Other, Net	930	(42)	nm	1,367	1,290	6%
Earnings Before Income Taxes	3,617	589	514%	5,827	2,806	108%
Income Tax Expense/(Benefit)	303	(103)	nm	(434)	80	nm
Net Earnings	$3,314	$692	379%	$6,261	$2,726	130%
Earnings per common share: (1)
Basic	$0.10	$0.02	400%	$0.19	$0.08	138%
Diluted	$0.10	$0.02	400%	$0.18	$0.08	125%

Weighted average number of common shares outstanding:
Basic	33,336	32,489		33,195	32,414
Diluted	34,684	32,896		34,448	32,919

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$2,687	$631	326%	$4,460	$1,516	194%
Amortization of acquisition-related intangibles	53	311	(83%)	106	622	(83%)
Stock-based compensation	1,042	652	60%	1,817	1,198	52%
NON-GAAP Operating Earnings:	3,782	1,594	137%	6,383	3,336	91%

Non-GAAP Operating Earnings, as a % of revenue	12%	6%		11%	6%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$3,314	$692	379%	$6,261	$2,726	130%
Income Tax Expense/(Benefit)	303	(103)	nm	(434)	80	nm
Interest Income/(Expense) & Other, Net	(930)	42	nm	(1,367)	(1,290)	6%
Amortization of intangibles	860	1,353	(36%)	1,816	2,883	(37%)
Depreciation	179	161	11%	353	311	14%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,726	2,145	74%	6,629	4,710	41%

Stock-based compensation	1,042	652	60%	1,817	1,198	52%
Adjusted EBITDA	$4,768	$2,797	70%	$8,446	$5,908	43%

EBITDA, as a percentage of revenues	12%	8%		11%	9%

Adjusted EBITDA, as a percentage of revenues	15%	10%		14%	11%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,314	$692	379%	$6,261	$2,726	130%
Amortization of acquisition-related intangibles (2)	43	272	(84%)	85	545	(84%)
Stock-based compensation (2)	836	570	47%	1,456	1,048	39%
Adjusted Net Earnings	$4,193	$1,534	173%	$7,802	$4,319	81%

Adjusted non-GAAP diluted earnings per share	$0.12	$0.05	140%	$0.23	$0.13	77%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.10	$0.02	400%	$0.18	$0.08	125%
Amortization of acquisition-related intangibles (2)	-	0.01	(100%)	-	0.02	(100%)
Stock-based compensation (2)	0.02	0.02	0%	0.05	0.03	67%
Adjusted Net Earnings	0.12	$0.05	140%	0.23	$0.13	77%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
Amortization of acquisition-related intangibles
Cost of license	$-	$258	(100%)	$-	$516	(100%)
Operating expenses	53	53	0%	106	106	0%
Total amortization of acquisition-related intangibles	$53	$311	(83%)	$106	$622	(83%)

Stock-based compensation
Cost of revenues	$68	$23	196%	$129	$66	95%
Research and development	99	49	102%	167	74	126%
Sales and marketing	174	87	100%	317	153	107%
General and administrative	701	493	42%	1,204	905	33%
Total stock-based compensation	$1,042	$652	60%	$1,817	$1,198	52%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.10 and $0.19 for the three and six months ended October 31, 2021, respectively. Diluted per share for Class B shares under the two-class method are $0.02 and $0.09 for the three and six months ended October 31, 2020, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three and six month periods ended October 31, 2021 of 19.8% and 12.5% for the three and six month periods ended October 31, 2020, respectively.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	October 31,	April 30,
	2021	2021

Cash and Cash Equivalents	$94,201	$88,658
Short-term Investments	17,163	16,006
Accounts Receivable:
Billed	19,662	24,438
Unbilled	2,475	2,201
Total Accounts Receivable, net	22,137	26,639
Prepaids & Other	7,375	5,320
Current Assets	140,876	136,623

PP&E, net	3,689	3,428
Capitalized Software, net	3,057	4,767
Goodwill	25,888	25,888
Other Intangibles, net	254	360
Deferred Sales Commissions - Non-current	2,256	2,474
Lease Right of Use Assets	1,249	1,454
Other Non-current Assets	2,339	2,163
Total Assets	$179,608	$177,157

Accounts Payable	$1,994	$1,732
Accrued Compensation and Related costs	4,281	6,129
Dividend Payable	3,676	3,615
Operating Lease Obligation - Current	665	739
Other Current Liabilities	611	1,307
Deferred Revenues - Current	35,968	37,142
Current Liabilities	47,195	50,664

Operating Lease Obligation - Non-current	669	821
Deferred Tax Liability - Non-current	2,527	2,627
Other Long-term Liabilities	370	654
Long-term Liabilities	3,566	4,102

Total Liabilities	50,761	54,766

Shareholders' Equity	128,847	122,391

Total Liabilities & Shareholders' Equity	$179,608	$177,157

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Second Quarter Ended
	October 31,
	2021	2020

Net cash provided by operating activities	$7,712	$6,771

Capitalized computer software development costs	-	(371)
Purchases of property and equipment, net of disposals	(615)	(163)

Net cash used in investing activities	(615)	(534)

Dividends paid	(7,268)	(7,118)
Proceeds from exercise of stock options	5,714	2,853

Net cash used in financing activities	(1,554)	(4,265)

Net change in cash and cash equivalents	5,543	1,972
Cash and cash equivalents at beginning of period	88,658	79,814

Cash and cash equivalents at end of period	$94,201	$81,786

Contacts

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477